                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 21, 2001.

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                      000-27253             93-1213291
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               475 Brannan Street
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip code)

                                 (415) 615-2000
              (Registrant's telephone number, including area code)

Item 3. Bankruptcy

On December 21, 2001, Netcentives, Inc., along with its subsidiaries, MaxMiles, Inc. and Post Communications, Inc., filed their November Monthly Operating Reports with the Bankruptcy Court, copies of which are attached hereto as
Exhibit 99.1 and incorporated herein in their entirety. Copies of any bank statements and tax returns originally filed with the Bankruptcy Court as part of the November Monthly Operating Reports have been omitted.

THE MONTHLY OPERATING REPORTS CONTAIN FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). This information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in any Monthly Operating Report should not be viewed as indicative of future results.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)   Exhibits.


        99.1 November Monthly Operating Reports of Netcentives, Inc., filed on December 21, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NETCENTIVES INC.


Date: January 18, 2002                  /s/ ERIC LARSEN
                                        --------------------------
                                        Eric Larsen
                                        Chairman and Chief Executive Officer
                                        (Duly Authorized and Principal Executive
                                        Officer)

                                NETCENTIVES INC.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------



99.1 November Monthly Operating Reports of Netcentives, Inc., MaxMiles, Inc., and Post Communications, Inc. filed on December 21, 2001.